UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2013

 CHECKPOINT SYSTEMS, INC.
(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania	22-1895850
(State of Incorporation)	(IRS Employer Identification No.)

101 Wolf Drive, Thorofare, NJ	08086
(Address of principal executive offices)	(Zip Code)

856-848-1800
(Registrant’s telephone number, including area code)
N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
      240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
      240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 30, 2013, Checkpoint Systems, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”).  The shareholders: (i) elected the Company’s nominees as directors; (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (iii) ratified the appointment of Pricewaterhouse Coopers, LLP as the Company’s independent auditors.  Of the 41,023,247 shares of the Company’s common stock entitled to vote at the meeting a total of 37,684,187 shares (91.86%) were represented at the meeting in person or by proxy.  The voting results for each proposal are set forth below.

Proposal No. 1 - Election of Directors
The shareholders elected three Class I directors to each serve a three-year term until the 2016 Annual Meeting of Shareholders and one Class II director to serve a one-year term until the 2014 Annual Meeting of Shareholders.  The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
William S. Antle, III	33,448,101	928,547	3,307,539
Stephen N. David	33,787,758	588,890	3,307,539
R. Keith Elliott	28,739,658	5,636,990	3,307,539
Marc T. Giles	33,813,272	563,376	3,307,539

Proposal No. 2 – An advisory vote on executive compensation was approved. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
33,361,813	962,131	52,703	3,307,540

Proposal No. 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2013

      The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2013 was ratified. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
36,215,445	1,411,170	57,572	0

Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkpoint Systems, Inc.

Date:  June 4, 2013                                                                        By:      /s/ Raymond D. Andrews
      Raymond D. Andrews
      Senior Vice President, Finance